SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               Form 8-K

                             CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                      Date of report: March 16, 1999

                           Lotus Pacific, Inc.
           (Exact name of registrant as specified in its charter)

                                Delaware
                         State of Organization

                                000-24999
                          Commission File Number

                                52-1947160
                       Employer Identification Number

      200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                    Address of Principal Executive Office

                               (732) 885-1750
             Registrant's Telephone Number, Including Area Code






Item 5.  OTHER EVENTS

On March 16, 1999, the Registrant announced that it had entered into an Acquisition Agreement to acquire an equity interest in TurboNet Communications ("TurboNet"), a San Diego, California, corporation. Under the terms of the Acquisition Agreement, the Registrant will issue $80 million worth of restricted shares in exchange for 81% of TurboNet's equity. The shares so issued by the Registrant are prohibited from being sold until TurboNet's annual gross revenue exceeds $30 million with a before-tax annual net profit of not less than $6 million. The Registrant also agreed to provide TurboNet with $20 million in cash as working capital.

TurboNet is a premier developer of advanced cable modem technologies and products, including DOCSIS compliant cable modem chipsets, TurboPort-MCNS cable network module, MCNS cable data bridge, and internal and external cable modems. TurboNet also provides cable modems and infrastructure on an OEM basis. Toshiba Corporation of Japan is one of TurboNet's shareholders and partners.

On March 16, 1999, the Registrant announced that it had entered into an agreement with Arescom Inc. ("Arescom"), a Fremont, California, corporation, whereby the Registrant will issue $30 million worth of restricted shares to acquire an 81% equity interest in Arescom. The shares so issued by the Registrant may not be sold until Arescom's annual gross revenue exceeds $15 million with a before-tax annual net profit of not less than $3 million. The Registrant also agreed to provide Arescom with $10 million in cash as working capital.

Arescom designs, manufactures and markets a complete line of high quality inter-networking router equipment for PSTN, ISDN, xDSL and Ethernet environments. Arescom provides users with a broad range of remote access products that integrate voice and data along with Intelligent GUI and 100% remote management tools for easy set-up and network management. Arescom has established partners and channels throughout the world to develop and market its router products for vertical and mass communication markets. Its customers include ISPs, re-sellers and system integrators in North America. Arescom's worldwide partners include Telecom Device of Japan, NST of China, EuroBizz of Germany, Viking Telecom of Sweden, Exer Datacom of France, Dakel Information of Spain, and PcExpress of Italy.

Both acquisitions are subject to approval by Registrant's shareholders as well as completion of due diligence. The acquisitions are expected to be completed before the close of Registrant's fourth fiscal quarter ending June 30, 1999. Both transactions will be accounted for as purchase method.

Attached hereto and incorporated herein by reference as Exhibits 99.1 and 99.2, are copies of press releases issued by the Registrant on March 16, 1999, concerning the TurboNet and Arescom acquisitions, respectively.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (c) Exhibits

Exhibit 99.1 Press release of the Registrant dated March 16, 1999, announcing its agreement to acquire an 81% equity interest in TurboNet Communications; and

Exhibit 99.2 Press release of the Registrant dated March 16, 1999, announcing its agreement to acquire an 81% equity interest in Arescom Inc.





                                 Signatures



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                   LOTUS PACIFIC, INC.



Date:  March 16, 1999               By:   /s/  James Yao
                                   -------------------------------------
                                   James Yao, Chairman & President


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in capacities and on the dates indicated.




                                     By:   /s/  Gary Huang
                                    -------------------------------------
                                     Gary Huang, Chief Financial Officer